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                                                                  EXHIBIT 10.5

                    INTERIM CHIEF EXECUTIVE OFFICER AGREEMENT

This Agreement ("the Agreement") is entered into as of October 10, 2002 ("Effective Date") between FLAG TELECOM GROUP LIMITED, a limited company organized under the laws of Bermuda ("Company") and SPAGNOLO GROUP LP, a Texas limited partnership whose address is 6641 Woodland Hills Lane Plano, Texas 75024 (hereinafter "CEO").

1.   SERVICES; PLACE OF PERFORMANCE; TERM

     1.1 SCOPE OF SERVICES. CEO's Designee (as defined below) will perform the services ("Services") described in the Task Orders executed by the parties and attached hereto as EXHIBIT A.

     1.2 PLACE OF PERFORMANCE. CEO's Designee shall perform Services primarily at Company's or its affiliates' office in London, England; PROVIDED, THAT, CEO's Designee may be required to travel on Company business during the Term.

     1.3 TERM. Unless terminated earlier in accordance with this Agreement, the term of this Agreement shall be the lesser of six months, beginning on the Effective Date, or until such time as the Company retains a new chief executive officer (the "Term").

2.   PAYMENT

     2.1 PAYMENT. Company will pay CEO in the amounts and in accordance with the arrangements specified in each Task Order. CEO shall not be eligible for any other payments or benefits other than those that are specifically provided in the Task Order.

     2.2 INVOICING. Except as otherwise set forth in a Task Order, CEO will invoice semi-monthly for the Services. Company will pay the amounts properly invoiced as soon as administratively possible following Company's receipt of the invoice.

     2.3 EXPENSES. Company will reimburse CEO for all reasonable business expenses incurred by CEO in connection with the Services in accordance with Company's business expense reimbursement policy as it may exist from time to time.

3.   WARRANTIES

     3.1 CEO and Designee (as defined below) warrant that (a) it will perform the Services hereunder in a competent, professional and workmanlike manner utilizing reasonable care, prudence and skill as would be reasonably expected for the chief executive officer of a comparable company, (b) Mark
     F. Spagnolo, an employee of CEO (the "Designee"), will be the only individual providing the Services and acting as a service provider to Company, and (c) neither CEO nor Designee is precluded from providing the Services pursuant to any law, regulation, contract or otherwise. During the Term, CEO shall cause the Designee to adhere to all Company employment policies, including, without limitation, those relating to conduct, as though Designee were an employee of Company for that purpose.

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4.   TERMINATION

     4.1 TERMINATION. Either party may terminate this Agreement for any reason, or no reason, upon thirty (30) days prior written notice; PROVIDED, THAT, this Agreement shall automatically terminate without notice upon (i) expiration of the Term, (ii) Designee's death or disability, or (iii) CEO's and/or Designee's, as the case may be, termination by Company for cause or due to any other material breach of this Agreement. In the event of a termination, Company will pay CEO for all Services rendered and reasonable expenses (to the extent such expenses would otherwise be reimbursable) incurred by CEO prior to the termination of the Agreement, and otherwise will have no further obligations hereunder. CEO shall have no liability to the Company for acts or omissions committed by the CEO in good faith and with a reasonable belief that such acts or omission were in the best interests of the Company unless CEO acted negligently with respect thereto.

     4.2 SURVIVAL. The terms of Sections 3 through 8 will survive the termination or expiration of this Agreement for any reason to carry out their intended effect.

5.   INDEPENDENT CONTRACTOR RELATIONSHIP

     5.1 CEO will undertake the Services to be performed hereunder as an independent contractor. CEO will determine the manner and method of its performance of the Services, and Company's general right to direct the Services will not make CEO, or its agents, or personnel, the agents or employees of Company. The provision of Services under this Agreement will not result in any partnership, joint venture, or trust relationship between CEO and Company. Neither party will have the authority to make any statements, representations, or commitments of any kind on behalf of the other party, or to take any action binding upon the other. As an independent contractor, CEO shall not participate in any employee benefit plan, program or policy, including vacation.

     5.2 All wages paid to employees of CEO, including, without limitation, the Designee, shall constitute wages paid to such employees solely by CEO and neither Company, nor its officers, directors, and employees shall have any obligation or liability whatsoever to CEO for workers' compensation, federal and state payroll taxes, unemployment compensation, minimum wages, Social Security assessments or similar charges, taxes or liabilities applicable to an employment relationship. CEO further agrees that it shall maintain sufficient insurance to protect it, its Designee and such other parties who may perform services on its behalf hereunder from claims under workers' compensation laws and other similar acts, and also from any damage, personal injury or death suffered by it, its Designee or any parties engaged by it, and which may arise in the performance of services hereunder.

     5.3 CEO recognizes and acknowledges that it is free from control or direction over the performance of its services, both under this Agreement and in fact, and CEO represents to Company that it (i) has established a place of business separate, independent and outside of any place of business of Company, (ii) is engaged in an independently established trade, occupation, or business, and (iii) has other customers and clients for which it performs services. Designee may, at the direction of Company's Chairman, meet with third parties on behalf of Company to discuss potential client, strategic or financial relationships with Company. CEO may not contact the same third parties in any matters for at least six (6) months following the end of the Term in any way that would violate the provisions of this Agreement.

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     5.4    CEO and/or Designee agrees to fully indemnify Company and its shareholders, subsidiaries, affiliates, officers, directors, employees and independent contractors against and will hold Company, its shareholders, subsidiaries, affiliates, officers, directors, employees and independent contractors harmless from any and all claims, costs, damages, demands, expenses (including without limitation attorneys' fees), judgments, losses or other liabilities of any kind or nature whatsoever arising from or directly or indirectly related to CEO's and/or Designee's breach of any provision(s) of this Agreement, including but not limited to any breach or failure, and the resulting tax ramifications thereof, of CEO and/or Designee to comply with this Section 5.

6.   INTELLECTUAL PROPERTY; CONFIDENTIALITY

     6.1 The provisions of EXHIBIT B are hereby incorporated herein and made a part hereof.

     6.2 The parties have executed a confidentiality and non-disclosure agreement on September 13, 2002 whose terms shall be incorporated herein and made a part hereof. For the avoidance of doubt, the parties to such agreement are CEO, the Designee and Company.

7.   GENERAL PROVISIONS

     7.1 INDEMNIFICATION. Company shall provide indemnification coverage for CEO and its Designee to the same extent as if such parties were executive officers of Company to the maximum extent permitted under Company's Bye-Laws.

     7.2 NON-SOLICITATION. During the Term of this Agreement, and for a period of one year thereafter, CEO and/or Designee will not, directly or indirectly, on behalf of itself or as a partner or as an officer, director, employee, agent, consultant or shareholder of any other entity or person, or as a trustee, fiduciary or other representative of any other person or entity, induce, or attempt to induce any employee of Company or its affiliates to leave the employ of Company or its affiliates, or in any way interfere with the relationship between any such employee and Company or its affiliates.

     7.3 SEVERABILITY. If any term or provision of this Agreement is be found by a court of competent jurisdiction or by an arbitrator to be invalid, illegal or otherwise unenforceable, such finding will not affect the other terms or provisions of this Agreement or the whole of this Agreement, but such term or provision found to be invalid, illegal or otherwise unenforceable will be deemed modified or narrowed to the extent necessary in the court's or arbitrator's opinion to render such term or provision enforceable, and the rights and obligations of the parties will be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties set forth in this Agreement.

     7.4 NOTICES. Any notice or other communication given pursuant to this Agreement must be in writing and will be effective when delivered personally to the party for whom intended, or when signed for by that person (or that person's authorized representative) if delivered by messenger or express courier service or by certified or registered United States or United Kingdom mail, or five (5) days following deposit of the same into the United States or United Kingdom mail, first class postage prepaid, provided that in each case other than personal delivery the notice is addressed and sent to such party at the address set forth above.

     7.5 FORCE MAJEURE. Neither party will be liable for any delays or failures in performance of any obligations under this Agreement, due to causes beyond its reasonable control,

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     including, but not limited to: acts of God, fire, explosion, or other similar catastrophes; any law, order, regulation, direction, action or request of any government (or body thereof) having jurisdiction over either of the parties; national emergencies, insurrections, riots, wars or terrorist attacks; or strikes, lock-outs, work stoppages or other labor difficulties.

     7.6 COMPLETE AGREEMENT. This Agreement includes Task Orders executed hereunder (which are incorporated herein and made a part hereof) and sets forth the entire understanding between the parties with respect to the performance of the Services and the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, arrangements, correspondence, requests for proposals, proposals, and communications, whether oral or written, with respect to the performance of the Services or the subject matter of this Agreement.

     7.7 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice-of-law rules that may otherwise require application of the laws of another jurisdiction.

     7.8 LEGAL AND EQUITABLE REMEDIES. Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach of this Agreement by CEO and/or Designee.

     7.9 ASSIGNMENT. Neither this Agreement nor any interest herein nor any claim arising under or in connection with or relating to this Agreement may be assigned by CEO or Designee without Company's prior written consent, and any attempted assignment without such consent will be void. Company may assign this Agreement without the consent of CEO or Designee.

     7.10 SUCCESSORS. This Agreement will inure to the benefit of and will be binding upon the parties, their respective successors and permitted assignees and transferees, unless otherwise provided in this Agreement.

     7.11 AMENDMENTS. The terms and conditions of this Agreement may not be amended, changed, modified, supplemented or waived without the signature of each party. No waiver of any breach, delay or default under this Agreement will constitute a waiver of any other or subsequent breach, delay or default hereunder, whether or not similar.

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AGREED AND ACCEPTED:


FLAG TELECOM GROUP LIMITED       SPAGNOLO GROUP, LP

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Authorized Signature             Authorized Signature

                                 Mark F. Spagnolo, President
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Printed Name                     Printed Name


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Date                             Date


With respect to the Obligations and rights under Sections 6.1 (including Exhibit
B), 6.2, and 7.2:

DESIGNEE


---------------------------------
Name:
Date:

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                                    EXHIBIT A

                                   TASK ORDER

Task Order under Interim CEO Agreement (the "Agreement") with Flag Telecom Group Limited dated as of October 10, 2002.

DESCRIPTION OF SERVICES:

Designee will be named as the Interim CEO of Company reporting to the Board of Directors of Company and, except as specifically provided in the Agreement, shall have such duties and responsibilities as are normally associated with the position of chief executive officer and such other duties and responsibilities as may be reasonably assigned by the Board of Directors of Company. These services shall be rendered on a substantially full-time basis, provided Designee shall be permitted to engage in outside activities which do not materially interfere or conflict with his responsibilities to Company.

COMPENSATION:

During the Term, CEO shall be paid a consulting fee of $80,000 per month for each full month of the term (partial months to be pro-rated based on the number of days engaged during such month over the number of days in any such month). Other than expense reimbursements, neither CEO or Designee shall receive any additional compensation or benefits from company or its affiliates.

In addition to the foregoing, if CEO is subject to income taxes in the United Kingdom and/or Bermuda with respect to the Services which is in excess of such obligations that the CEO would otherwise have in the United States, then the CEO shall be paid an additional amount by the Company such that it is in the same income tax position as if it were only subject to U.S. income taxation.

AGREED AND ACCEPTED:

FLAG TELECOM GROUP LIMITED       SPAGNOLO GROUP, LP


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Authorized Signature             Authorized Signature

                                 Mark F. Spagnolo, President

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Printed Name                     Printed Name

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Date                             Date

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                                    EXHIBIT B

                              INTELLECTUAL PROPERTY

A. NO USE OF NAME OR TRADEMARKS. Neither party will utilize the names or trademarks of the other in connection with any advertising, marketing or promotion of any kind without obtaining the other party's prior written consent.

B. COMPANY WORK PRODUCT. Company retains all right, title and interest in and to all software, programming documentation, technical ideas, concepts, know-how, inventions, discoveries, improvements, techniques, notes, models, writings, reports, formulas, specifications, memoranda, computer source code and documentation and other data and all related intellectual property rights, created, conceived and developed by Company prior to the commencement of this Agreement (the "Company Prior Technology"). All right, title, and interest in and to all derivative works, enhancements, extensions and modifications of or related to Company Prior Technology or other products developed in whole or in part by Company, including without limitation all intellectual property rights therein (the "Company Developed Technology") shall be the sole property of Company whether developed by Company, CEO or any other party in performing the Services or otherwise.

C. CEO WORK PRODUCT. CEO retains all right, title and interest in and to all software, programming documentation, technical ideas, concepts, know-how, inventions, discoveries, improvements, techniques, notes, models, writings, reports, formulas, specifications, memoranda, computer source code and documentation and other data and all related intellectual property rights, originated, developed or owned by CEO or its employees or representatives prior to the commencement of this Agreement (the "CEO Prior Technology"). All right, title, and interest in and to all derivative works, enhancements, extensions and modifications of or related to CEO Prior Technology developed in whole or in part by CEO, including without limitation all intellectual property rights therein (the "CEO Developed Technology") shall be the sole property of CEO. All ideas, know-how, techniques or other intellectual property rights originated or developed by CEO, excluding Company Prior Technology and Company Developed Technology, developed by CEO during the term of the Agreement for work not performed under this Agreement shall be the sole property of CEO. CEO will notify Company of any CEO Prior Technology or CEO Developed Technology which CEO uses in the performance of this Agreement.

D.   INVENTIONS AND DATA RIGHTS

     D.1 CEO and Designee agree that all notes, models, writings, reports, formulas, specifications, memoranda, computer source code and documentation and other data prepared and/or produced by CEO and Designee in the performance of this Agreement and which are or relate to Company Prior Technology or Company Developed Technology or result from work by CEO or/and Designee in the performance of this Agreement and all derivative works thereof are works made for hire and are assigned to and shall become the sole property of Company, including all rights therein of whatever kind or nature, and CEO and Designee agree not to disclose same to any other person, firm or corporation. Upon termination of its work on the project, or upon the termination or expiration of this Agreement, CEO and Designee agree to promptly deliver to Company all documents and other records that relate to the business activities of Company, and all other materials which belong to Company.

     D.2 CEO and Designee agree and do hereby assign to Company as its exclusive property,

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     their entire right, title and interest in those inventions, innovations or ideas developed or conceived by them solely or jointly with others, during the term of CEO's and/or Designee's work for or at Company, which inventions, innovations or ideas are or relate to Company Prior Technology or Company Developed Technology, or result from work by CEO and/or Designee in the performance of this Agreement. All rights, title and interest in such inventions shall be vested in Company immediately upon such development or conception. CEO and Designee further agree that, when requested, CEO and Designee will without charge to Company, but at Company `s expense, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining the patents, copyrights and legal protection for such inventions or innovations in any and all countries and for vesting title in Company, its successors, assigns, and legal representatives or nominees.

     D.3 If CEO and/or Designee, in the performance of this Agreement, discover, invent, or produce, without limitation, any information, computer programs, software or other associated intangible property, network configuration, formulae, product, device, system, technique, drawing, program or process which is a trade secret, such information, formulae, product, device, system, technique, drawing, program or process shall be assigned to Company. CEO and Designee agree to fully cooperate with Company in protecting the value and secrecy of any such trade secret, and further agree to execute any and all documents Company deems necessary to document any such assignment to Company. CEO and Designee appoint Company as CEO's and Designee's attorney-in-fact to execute any documents Company may deem necessary that relate to any such trade secret or assignment thereof to Company.

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